Exhibit 99.2

UTSTARCOM ANNOUNCES PRELIMINARY Q4 2003 RESULTS

Company to Report Fourth Quarter and Full-Year 2003 Earnings on January 22, 2004

ALAMEDA, Calif., January 8, 2004— UTStarcom, Inc. (Nasdaq: UTSI), a global leader in IP access networking and services, today released preliminary Q4 2003 financial results.

The Company is currently in the process of its year-end audit, but anticipates the following Q4 results:

•                  Revenues of $640-$645 million versus previous guidance of $630-$640 million.

•                  GAAP Earnings per Share of $0.50-$0.51 versus previous guidance of $0.49-$0.50.

The Company will report Q4 and full-year results and give updated 2004 guidance on January 22, 2004.

About UTStarcom, Inc.

UTStarcom is a global leader in IP access networking solutions and international service and support.  The company sells its wireline, wireless, optical and switching solutions to operators in both fast growth and established telecommunications markets around the world.  UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in New Jersey, China, and India.

Forward-Looking Statements

This announcement includes forward-looking statements. UTStarcom has based these forward-looking statements on its current expectations and projections about future events. Although UTStarcom believes that its assumptions made in connection with the forward-looking statements are

About UTStarcom, Inc.

UTStarcom is a global leader in IP access networking solutions and international service and support.  The company sells its wireline, wireless, optical and switching solutions to operators in both fast growth and established telecommunications markets around the world.  UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in New Jersey, China, and India.

Forward-Looking Statements

This announcement includes forward-looking statements. UTStarcom has based these forward-looking statements on its current expectations and projections about future events. Although UTStarcom believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. UTStarcom undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this announcement might not occur.

Company Contacts

Michael J. Sophie	Chesha Kamieniecki
Vice President of Finance, CFO	Investor Relations Manager
UTStarcom, Inc.	UTStarcom, Inc.
510-749-1510	510-749-1560